Exhibit (h)(1)(i)

Highland Floating Rate Opportunities Funds II

200 Crescent Court, Suite 700

Dallas, Texas 75201

September 1, 2017

Highland Capital Management Fund Advisors, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Re:	Additional Trust Letter

Reference is made to that certain Administration Services Agreement, dated as of December 4, 2006, as amended (the “Agreement”), by and between Highland Capital Management Fund Advisors, L.P., a Delaware limited partnership (the “Highland”) and Highland Funds I, a Delaware statutory trust (the “HFI”).

Highland Floating Rate Opportunities Fund II (the “Trust”) wishes retain Highland to provide administration services to the Trust and hereby requests to be joined to the Agreement as an additional Trust. Upon acceptance of this In accordance with such joinder, Exhibit A to the Agreement shall be deleted and replaced in its entirety with Exhibit A attached hereto, effective as of the date set forth above.

Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agreement and the terms of this letter with regard to the subject matter hereof, the terms of this letter shall control.

[Signature Page Follows]

HIGHLAND FLOATING RATE OPPORUNTIES FUNDS II

By:	/s/ Dustin Norris
Name:	Dustin Norris
Title:	Assistant Secretary

HIGHLAND FUNDS I

By:	/s/ Dustin Norris
Name:	Dustin Norris
Title:	Assistant Secretary

Accepted and Agreed, as of the date first written above

HIGHLAND CAPITAL MANAGEMENT FUND ADVISORS, L.P.

BY: STRAND ADVISORS XVI, INC., ITS GENERAL PARTNER

By:	/s/ Frank Waterhouse
Name:	Frank Waterhouse
Title:	Treasurer

EXHIBIT A

(revised September 1, 2017)

Portfolio	Administrative Fee
Highland Long/Short Equity Fund	0.20%
Highland Long/Short Healthcare Fund	0.20%
Highland Floating Rate Opportunities Fund	0.20%
Highland Floating Rate Opportunities Fund II	0.20%